Sub-Item 77Q1(a):

Amended Schedule B, dated November 21, 2013, to the Declaration of
Trust dated November 5, 2004. Incorporated herein by reference to the Registrant s Registration Statement as filed with the Securities and Exchange Commission on November 25, 2013 (Accession Number
0001193125-13-453035).

Amended Schedule B, dated December 18, 2013, to the Declaration of
Trust dated November 5, 2004. Incorporated herein by reference to the Registrant s Registration Statement as filed with the Securities and Exchange Commission on December 18, 2013 (Accession Number
0001193125-13-477415).